Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Completes Acquisition of Foremost

Fabricators, LLC and Announces Expansion of Existing Credit Facility

ELKHART, IN – June 27, 2014 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Goshen, Indiana-based Foremost Fabricators, LLC (“Foremost”). Foremost is a fabricator and distributor of fabricated aluminum products, fiber reinforced polyester sheet and coil, and custom laminated products primarily used in the recreational vehicle (“RV”) market. The Company estimates Foremost’s 2014 annual revenues to be approximately $75 million and expects the acquisition to be immediately accretive to 2014 net income per share.

“The acquisition of Foremost, which is recognized as the industry leader in the laminated and fabricated roll formed aluminum product lines primarily used for exterior sidewalls in the RV market, will help us to bring new value added product lines to our customer base,” said Todd Cleveland, President and Chief Executive Officer of Patrick. “Consistent with our strategic growth initiatives in conjunction with our capital allocation and acquisition strategies, we are excited to have the opportunity to allow the entrepreneurial spirit of this highly respected organization to continue to thrive while supporting the business with the financial and operational foundation that will enable it to align with our Company mission of bringing the highest quality products, service and value to our customers. In addition, the acquisition of Foremost will allow Patrick to further expand its presence in the RV market and increase our product offerings, market share, and per unit content.”

Bud Stout, Chief Executive Officer and Founder of Foremost, said, “The exceptional team at Foremost is excited and energized to join the Patrick organization whose core values, competencies, relationships, and customer first approach mirror those that we have worked hard to build and maintain on a consistent high quality basis. While I plan to begin the next chapter of my life following the union with Patrick, the other shareholders and team members are planning to continue to drive the business model, and I am confident that Foremost has aligned with the right business partner to grow the Foremost brand and further embed the philosophies that have allowed us to be successful. Patrick is a natural fit for our operation, and the additional manufacturing and distribution expertise and financial resources that they bring can help propel Foremost to the next level.”

The net purchase price for Foremost of approximately $45 million was funded under the Company’s newly expanded credit facility (see discussion below) and includes the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment. Patrick will continue to operate the business on a stand-alone basis under the Foremost brand name in its existing facilities.

“Foremost’s excellent reputation in the industry, which has been built upon years of providing high quality products and service and industry leading expertise to its customer base, will allow us to establish a strong presence in the aluminum products market while providing opportunities to expand our array of products and services to the RV market through existing sales channels and into new markets,” said Mr. Cleveland. “We are honored to have the opportunity to partner with the Foremost team, and motivated by the challenge to uphold the highly respected legacy that they have created in the industry. Additionally, we are excited about bringing our two companies together to maximize resources, synergies and buying power, strengthen customer relationships through value added innovation and intuitive designs, bring a broad spectrum of products and price points to our customer base, and improve overall profitability through the continued execution of our strategic plan.”

Credit Facility Expansion

In conjunction with the Foremost acquisition, the Company entered into a fourth amendment, dated June 26, 2014, to its current five-year $80 million revolving secured senior credit facility that was established on October 24, 2012 (the “2012 Credit Facility”) with Wells Fargo Bank, National Association as the agent and lender (“Wells Fargo”), and Fifth-Third Bank (“Fifth-Third”), as participant (collectively, the “Lenders”). The fourth amendment expands the 2012 Credit Facility to $125 million and replenishes the capacity under the credit agreement to continue to make permitted acquisitions.

"We are excited to have expanded the size of our credit facility, which provides increased availability, as well as a strong financing platform to support the Company’s strategic initiatives, our organic and acquisition-related growth needs, and our ongoing working capital requirements. In addition, we look forward to our continued partnership with Wells Fargo and Fifth-Third as we strive to continue to achieve the deliverables under our strategic plan," stated Mr. Cleveland.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 10 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, wrapped profile mouldings, slide out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, interior passage doors, exterior graphics and RV painting, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions, stock price fluctuations, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

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